Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES THIRD QUARTER 2021 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Friday, November 5, 2021 at
12:00 a.m. Eastern Time/9:00 a.m. Pacific Time

Pasadena, CA, November 4, 2021 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the third quarter ended September 30, 2021.

THIRD QUARTER 2021 RESULTS

During the third quarter we continued strengthening our balance sheet by refinancing a significant portion of our 6.75% Convertible Senior Unsecured notes due in October 2022 (2022 Notes"), and separately improving liquidity.
BUSINESS UPDATE
•In August 2021, the Company repurchased $22.3 million aggregate principal amount of its 2022 Notes at an approximate 2.8% discount to par value, plus accrued interest.
•In September 2021, the Company issued $86.3 million aggregate principal amount of 6.75% Convertible Senior Unsecured Notes ("2024 Notes"), for net proceeds of $83.4 million. The notes mature on September 15, 2024, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms. Contemporaneous with the issuance of the 2024 Notes, the Company used the net proceeds and $20.2 million in cash on hand to repurchase $100.3 million of the 2022 notes at par plus accrued interest. As of September 30, 2021 there were $45.7 million outstanding in 2022 Notes and $86.3 million outstanding in 2024 Notes.
•During the three months ended September 30, 2021, the Company acquired $233.2 million of residential whole loans.
•During the three months ended September 30, 2021, approximately $157.2 million of Commercial Loans and Non-Agency CMBS investments paid off in full.

THIRD QUARTER 2021 FINANCIAL RESULTS
Our financial results were negatively impacted by a further decline in fair value of two of our commercial investments.
▪GAAP book value per share was $3.45 at September 30, 2021.
▪Economic book value(1) per share of $3.20 at September 30, 2021.
▪GAAP net loss of $4.2 million or a net loss of $0.07 per basic and diluted share.
▪Distributable Earnings(2) of $3.8 million, or $0.06 per basic and diluted share.
▪Economic return(3) on GAAP book value was negative 1.1% for the quarter.
▪1.81% annualized net interest margin (1)(4)(5) on our investment portfolio.
▪Recourse leverage was 2.9x at September 30, 2021.
▪On September 23, 2021, we declared a third quarter common dividend of $0.06 per share.

1.Economic book value is a non-GAAP financial measure. Refer to page 16 of this press release for the reconciliation of GAAP book value to non-GAAP economic book value.
2.In the second quarter of 2021, the non – GAAP financial measure of Core Earnings was renamed Distributable Earnings. Refer to page 14 of this press release for a reconciliation of GAAP Net Income (Loss) to Non-GAAP Distributable Earnings.
3.Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4.Includes interest-only securities accounted for as derivatives.
5.Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“Continuing our efforts from the previous quarter, we took additional actions to strengthen our balance sheet. We reduced convertible note debt by $36.4 million through a series of transactions. In August, we repurchased $22.3 million aggregate principal amount of our existing 2022 Notes at a weighted average discount to par value of 2.8%; and in September, we issued $86.3 million of 2024 Notes and used the net proceeds, together with approximately $20.2 million of cash on hand, to repurchase an additional $100.3 million of our 2022 Notes. At quarter-end $45.7 million of the 2022 Notes remained outstanding. Through these transactions, we improved our liquidity and leverage profile, thereby strengthening our ability to execute on our investment strategy,” said Bonnie Wongtrakool, Chief Executive Officer of the Company

“During the third quarter, we experienced positive performance in a number of our residential and commercial investments. Our distributable earnings for the third quarter were $3.8 million, or $0.06 per share, an improvement of $1.0 million from the second quarter. At the same time, our financial results were negatively impacted by the further decline in fair value on one non-performing commercial whole loan as well as spread widening on certain Non-Agency CMBS holdings which resulted in a GAAP net loss of $4.2 million, or $0.07 per share, and a decrease in our GAAP book value per share of 2.8% from the second quarter." Ms. Wongtrakool concluded.

Greg Handler, Chief Investment Officer of the Company, added, “The residential credit markets continued to improve in the third quarter, and this translated into higher valuations on a number of our portfolio holdings. Our residential portfolio has performed well as the housing market remains strong and we invested an additional $233.2 million in Residential Whole Loans during the third quarter, which helped drive our higher distributable earnings. Additionally, the majority of our commercial real estate investments continue to perform in line with our expectations. During the quarter, we received $157.2 million of full payoffs from three Commercial Whole Loans and two Non-agency CMBS investments. However, some of our other commercial real estate investments have not yet recovered in value. While we expect these near-term challenges will eventually subside as the economy further improves and these properties begin to return to more normal levels of operations, these investments have significant challenges, and there can be no assurances they will recover.”

“We continue to work diligently on reaching positive resolutions on our two challenged investments as well as positioning the remainder of our portfolio for potential future appreciation. We believe this should enable us to enhance our ability to generate sustainable earnings that support an attractive dividend, with the overall goal of protecting and enhancing value for the benefit of our shareholders,” Mr. Handler concluded.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	September 30, 2021	June 30, 2021		March 31, 2021
	($ in thousands)

Net Interest Income	$7,163	$6,590		$9,248
Other Income (Loss):
Realized gain (loss), net	(1,526)	(116)		(5,725)
Unrealized gain (loss), net	(6,003)	(42,318)		9,050
Gain (loss) on derivative instruments, net	515	175		26
Other, net	277	200		(28)
Other Income (Loss)	(6,737)	(42,059)	(42,059)	3,323
Total Expenses	5,128	4,591		4,518
Income (loss) before income taxes	(4,702)	(40,060)	(40,060)	8,053
Income tax provision (benefit)	(218)	101		98
Net income (loss)	$(4,484)	$(40,161)		$7,955
Net income (loss) attributable to non-controlling interest	$(271)	2		2
Net income (loss) attributable to common stockholders and participating securities	$(4,213)	$(40,163)		$7,953

Net income (loss) per Common Share – Basic/Diluted	$(0.07)	$(0.66)		$0.13
Non-GAAP Results
Distributable Earnings (1)	$3,792	$2,761		$6,143
Distributable Earnings per Common Share – Basic/Diluted(1)	$0.06	$0.05		$0.10
Weighted average yield(2)(3)	4.93%	4.72%		5.55%
Effective cost of funds(3)	3.77%	3.94%		4.10%
Annualized net interest margin(2)(3)	1.81%	1.51%		2.19%

(1)          For a reconciliation of GAAP Income to Distributable Earnings, refer to page 14 of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3) Excludes the consolidation of VIE trusts required under GAAP.

INVESTMENT PORTFOLIO

Portfolio Composition

As of September 30, 2021, the Company owned an aggregate investment portfolio with a fair market value totaling $2.7 billion. The following table summarizes certain characteristics of our portfolio by investment category as of September 30, 2021 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(2)
Non-Agency RMBS	$36,879	$22,442	$25,731	4.3%
Non-Agency RMBS IOs and IIOs	N/A	5,742	2,280	0.3%
Non-Agency CMBS	212,440	196,966	134,650	5.0%
Agency RMBS IO and IIOs	N/A	63	1,342	1.3%
Residential Whole Loans	908,512	933,973	949,417	4.8%
Residential Bridge Loans(1)	6,654	6,655	5,960	9.7%
Securitized Commercial Loans	1,385,591	1,268,567	1,377,005	4.4%
Commercial Loans(3)(4)	192,172	192,170	128,766	2.6%
Other Securities	51,269	48,066	52,093	5.3%
	$2,793,517	$2,674,644	$2,677,244	4.1%
(1) As of September 30, 2021, the Company had real estate owned ("REO") properties with an aggregate carrying value of $1.1 million related to foreclosed Bridge Loans. The REO properties are classified in "Other assets" in the Consolidated Balance Sheets.
(2) The calculation of the weighted average coupon rate includes the weighted average coupon rates of IOs and IIOs accounted for as derivatives using their notional amounts.
(3) As of September 30, 2021, the Company had an REO property related to the foreclosure of a Commercial Loan collateralized by a hotel property. The REO property is held in an SPE that is consolidated. The REO has an aggregate carrying value of $42.5 million and is classified in "Other assets" in the consolidated balance sheet. The SPE is not wholly owned by the Company and the other member's interest in reflected as "Non-controlling" in the consolidated financial statements.
(4) As of September 30, 2021, the Company's $90 million Commercial Mezzanine loan with the fair value of $27.5 million was non-performing and accordingly is in non-accrual status.

Portfolio Performance

The Company's Non-QM residential portfolio, in our view, is performing well, given the challenging economic background. The loans in a forbearance plan at September 30, 2021, excluding loans that were in forbearance that are now paying principal and interest, represented approximately 0.1% of the total outstanding loans. We see this as a strong indication that borrowers with meaningful equity in their homes will prioritize their mortgage payment in order to remain current on that obligation.

The Company's Non-Agency CMBS portfolio is performing in line with expectations under the current pandemic conditions. The Non-Agency CMBS portfolios have an original LTV of 64.7%. The Company believes there is a reasonable likelihood that many of the delinquent loans that serve as collateral for our Non-Agency CMBS portfolio will return to performing status in the coming months, although there is no assurance that this will be the case.

The Company's Commercial Loans have an original LTV of 59.7%, and all but the two loans discussed below remain current. During the quarter three of the Company's commercial loans with an aggregate principal balance of $101.2 million were paid off in full by the borrower. Two of the Commercial Loans were collateralized by nursing facilities and one by an apartment complex.

The Company's CRE mezzanine loan with an outstanding principal balance of $90.0 million became non-performing in May 2021 upon depletion of the interest reserve in May 2021. Additionally, on May 10, 2021, the administrative agent for the senior mortgage loan on the Property (the “Administrative Agent”) notified us, as administrative agent for the junior mezzanine loan, of the Administrative Agent’s intent to accept an assignment in lieu of foreclosure with respect to the Property if the junior mezzanine lenders did not elect to purchase the senior mortgage loan within 30 days pursuant to the terms set forth in an intercreditor agreement among the Administrative

Agent, the Company and the senior mezzanine lender. The senior mezzanine lender was provided with a similar notice on May 10, 2021. Since the original notice provided by the Administrative Agent on May 10, 2021, the Administrative Agent has extended the deadline for the junior mezzanine lenders and the senior mezzanine lender to exercise their purchase right with respect to the senior mortgage loan a total of three times, with the most recent extension expired on July 14, 2021 and neither the junior mezzanine lenders nor the senior mezzanine lender offered to purchase the senior mortgage loan.

The Company is currently in discussions with the borrower and certain other lenders regarding alternatives to address the situation which might include modifications of loan terms, deferral of payments and the funding of new advances. There can be no assurance that these discussions will result in an outcome in which the Company would be repaid any amount of the loan and the Company may suffer further declines in fair value with respect to this mezzanine investment. For the three months ended September 30, 2021, the Company recorded a further decline of $5.2 million in the fair value of this investment. The Company could experience a total loss of its investment under various scenarios, which at current levels would result in a $27.5 million reduction in the Company’s book value.

In October 2020, the Company commenced foreclosure proceedings for its delinquent commercial loan with an outstanding principal balance of $30.0 million, secured by a hotel. However, on February 24, 2021, the borrower filed for bankruptcy protection halting the foreclosure process. In August 2021, the bankruptcy case was dismissed by the bankruptcy court and the Company and the other holders of the loan foreclosed on the property through a special purpose entity formed for the purpose of holding the property. The property is currently being marketed for sale. Based on preliminary bids, the Company believes there is a reasonable likelihood that its' investment along with the other member's interest of the SPE will be recovered, although there is no assurance of full recovery. The borrower has continued to file legal challenge to the sale process. While the Company believes these legal challenges have no merit, they have delayed moving forward with the sale of the property.

PORTFOLIO FINANCING AND HEDGING

Financing

The following table sets forth additional information regarding the Company’s portfolio financing arrangements as of September 30, 2021 (dollars in thousands):

Collateral	Outstanding Borrowings	Weighted Average Interest Rate	Weighted Average Remaining Days to Maturity
Short Term Borrowings:
Agency RMBS	$1,048	1.05%	59
Non-Agency CMBS	10,314	1.75%	12
Residential Whole-Loans(1)	41,013	2.66%	4
Residential Bridge Loans(1)	5,817	2.60%	4
Commercial Loans(1)	10,603	3.18%	4
Other Securities	2,587	3.52%	19
Subtotal	71,382	2.60%	7
Long Term Borrowings
Non-Agency CMBS(2)	68,352	2.12%	193
Non-Agency RMBS	15,632	2.12%	217
Residential Whole-Loans(1)	236,767	3.00%	36
Commercial Loans	63,669	2.27%	360
Other Securities	27,506	2.12%	217
Subtotal	411,926	2.65%	113
Repurchase Agreements Borrowings	$483,308	2.64%	98
Less Unamortized Debt Issuance Costs	40	N/A	N/A
Repurchase Agreements Borrowings, net	$483,268	2.64%	98

(1)Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated in consolidation. In October, the residential whole loan facility was extended for 30 days. The extension is included in the days to maturity.
(2)Includes repurchase agreement borrowings on securities eliminated upon VIE consolidation.

Certain of the financing arrangements provide the counterparty with the right to terminate the agreement if the Company does not maintain certain equity, liquidity and leverage metrics. The Company was in compliance with the terms of such financial metrics as of September 30, 2021.

Residential Whole Loan Facility

The Company's residential whole loan facility has an advance rate of 85% and has an interest rate of LIBOR plus 2.75%, with a LIBOR floor of 0.25%. The facility matures on November 5, 2021. As of September 30, 2021 approximately $287.1 million in non QM loans were financed in the facility with outstanding borrowings of $236.8 million.

Commercial Whole Loan Facility

As of September 30, 2021, the Company had approximately $63.7 million in borrowings, with a weighted average interest rate of 2.27% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $86.9 million as of September 30, 2021.

Non-Agency CMBS and Non-Agency RMBS Facility

As of September 30, 2021, the outstanding balance under the Company's Non-Agency CMBS and Non-Agency RMBS financing facility was $111.5 million and has an interest rate of three-month LIBOR plus 2.00%. The facility matures on May 5, 2022, with two one-year extension options. The borrowing is secured by investments with an estimated fair market value of $196.7 million as of September 30, 2021.

Convertible Senior Unsecured Notes

6.75% Convertible Senior Unsecured Notes due 2024 (the "2024 Notes")

In September 2021, the Company issued $86.3 million aggregate principal amount of 2024 Notes for net proceeds of $83.4 million. The 2024 Notes mature on September 15, 2024, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. Interest on the 2024 Notes is paid semiannually. The 2024 Notes are convertible into, at the Company's election, cash, shares of the Company's common stock or a combination of both, subject to the satisfaction of certain conditions and during specified periods. The conversion rate is subject to adjustment upon the occurrence of certain specified events and the holders may require the Company to repurchase all or any portion of their notes for cash equal to 100% of the principal amount of the 2024 Notes, plus accrued and unpaid interest, if the Company undergoes a fundamental change as specified in the supplemental indenture for the 2024 Notes. The initial conversion rate was 337.9520 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $2.96 per share of common stock.

6.75% Convertible Senior Unsecured Notes due 2022 (the "2022 Notes")

At September 30, 2021, the Company had $45.7 million aggregate principal amount of the 2022 Notes outstanding. The 2022 Notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial and current conversion rate is 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

Residential Mortgage-Backed Notes

The Company has completed two Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $660.6 million of Residential Whole Loans.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at September 30, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$330,944	3.3%	$330,944	4/25/2049
Class A-2	17,740	3.5%	17,740	4/25/2049
Class A-3	28,106	3.8%	28,106	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	401,845		401,845
Less: Unamortized Deferred Financing Cost	N/A		3,727
Total	$401,845		$398,118

The Company retained the subordinate bonds and these bonds had a fair market value of $35.9 million at September 30, 2021. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at September 30, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$148,244	1.7%	$148,244	3/25/2055
Class A-1B	17,591	2.1%	17,591	3/25/2055
Class A-2	13,518	2.9%	13,518	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	209,055		209,055
Less: Unamortized Deferred Financing Costs	N/A		2,154
Total	$209,055		$206,901

The Company retained the subordinate bonds and these bonds had a fair market value of $26.0 million at September 30, 2021. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation.

Commercial Mortgage-Backed Notes

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at September 30, 2021 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$120,391	3.3%	$126,264	9/11/2025
Class A-2	531,700	4.0%	570,167	9/11/2025
Class B	136,400	4.2%	138,562	9/11/2025
Class C	94,500	4.3%	92,630	9/11/2025
Class D	153,950	4.4%	142,388	9/11/2025
Class E	180,150	4.4%	161,900	9/11/2025
Class F	153,600	4.4%	118,664	9/11/2025
Class X-1(1)	N/A	0.5%	12,347	9/11/2025
Class X-2(1)	N/A	—%	2,572	9/11/2025
	$1,370,691		$1,365,494

(1) Class X-1 and X-2 are interest-only classes with notional balances of $652.1 million and $733.5 million as of September 30, 2021, respectively.

The above table does not reflect the portion of the Class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the Class F bonds represents a controlling financial interest, which resulted in consolidation of the trust. The bond had a fair market value of $11.5 million at September 30, 2021. The securitized debt of the CSMC USA can only be settled with the commercial loan with an outstanding principal balance of approximately $1.4 billion at September 30, 2021, that serves as collateral for the securitized debt and is non-recourse to the Company.

Derivatives Activity

    The following table summarizes the Company’s derivative instruments at September 30, 2021 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Credit default swaps, asset	$2,030	$94
Total derivative instruments, assets		94

Interest rate swaps, liability	$22,000	$(25)
Credit default swaps, liability	4,140	(537)
Total derivative instruments, liabilities		(562)
Total derivative instruments, net		$(468)

DIVIDEND

For the quarter ended September 30, 2021, we declared a $0.06 dividend per share, generating a dividend yield of approximately 9.2% based on the stock closing price of $2.61 at September 30, 2021.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, November 5, 2021 at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time, to discuss financial results for the third quarter 2021.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, individuals can visit visit https://dpregister.com/sreg/10161202/eeb5f79ed6 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through November 12, 2021 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10161202. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Commercial Loans, Non-Agency CMBS, Non-Agency RMBS, GSE Risk Transfer Securities and to a lesser extent Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; and legislative and regulatory changes that could adversely affect the business of the Company.

Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including distributable earnings, distributable earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2021	June 30, 2021
Assets:
Cash and cash equivalents	$63,916	$45,775
Restricted cash	260	22,975
Agency mortgage-backed securities, at fair value ($1,342 and $1,501 pledged as collateral, at fair value, respectively)	1,342	1,501
Non-Agency mortgage-backed securities, at fair value ($153,460 and $161,072 pledged as collateral, at fair value, respectively)	162,661	173,765
Other securities, at fair value ($52,093 and $51,433 pledged as collateral, at fair value, respectively)	52,093	51,433
Residential Whole Loans, at fair value ($949,417 and $801,503 pledged as collateral, at fair value, respectively)	949,417	801,503
Residential Bridge Loans ($5,960 and $7,471 at fair value and $5,960 and $8,205 pledged as collateral, respectively)	5,960	8,450
Securitized commercial loans, at fair value	1,377,005	1,595,077
Commercial Loans, at fair value ($234,492 and $234,492 pledged as collateral, at fair value, respectively)	128,766	267,203
Investment related receivable	27,586	30,972
Interest receivable	10,726	11,546
Due from counterparties	2,842	3,448
Derivative assets, at fair value	94	120
Other assets	46,676	4,623
Total Assets (1)	$2,829,344	$3,018,391

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$483,268	$364,835
Convertible senior unsecured notes, net	126,632	165,413
Securitized debt, net ($1,365,494 and $1,540,652 at fair value and $185,666 and $214,120 held by affiliates, respectively)	1,970,513	2,221,860
Interest payable (includes $712 and $749 on securitized debt held by affiliates, respectively)	7,763	10,648
Due to counterparties	—	421
Derivative liability, at fair value	562	573
Accounts payable and accrued expenses	2,965	1,863
Payable to affiliate	3,133	1,572
Dividend payable	3,651	3,649
Other liabilities	8,804	31,662
Total Liabilities (2)	2,607,291	2,802,496

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 60,859,913 and 60,812,701 outstanding, respectively	609	609
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 100,000 and 100,000 shares held, respectively	(578)	(578)
Additional paid-in capital	917,963	915,782
Retained earnings (accumulated deficit)	(707,808)	(699,920)
Total Stockholders’ Equity	210,186	215,893
Non-controlling interest	11,867	2
Total Equity	222,053	215,895
Total Liabilities and Equity	$2,829,344	$3,018,391

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2021	June 30, 2021
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$9,245	$90
Restricted Cash	260	22,975
Residential Whole Loans, at fair value ($949,417 and $801,503 pledged as collateral, at fair value, respectively)	949,417	801,503
Residential Bridge Loans ($5,960 and $7,226 at fair value and $5,960 and $8,205 pledged as collateral, respectively)	5,960	8,205
Securitized commercial loans, at fair value	1,377,005	1,595,077
Commercial Loans, at fair value ($14,362 and $68,661 pledged as collateral, at fair value, respectively)	14,362	68,661
Investment related receivable	24,224	28,695
Interest receivable	9,433	9,621
Other assets	80	80
Total assets of consolidated VIEs	$2,389,986	$2,534,907

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,365,494 and $1,540,652 at fair value and $185,666 and $214,120 held by affiliates, respectively)	$1,970,513	$2,221,860
Interest payable (includes $712 and $749 on securitized debt held by affiliates, respectively)	6,519	6,958
Accounts payable and accrued expenses	49	42
Other liabilities	260	22,975
Total liabilities of consolidated VIEs	$1,977,341	$2,251,835

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	September 30, 2021	June 30, 2021	March 31, 2021
Net Interest Income
Interest income	$40,141	$41,195	$46,017
Interest expense	32,978	34,605	36,769
Net Interest Income	7,163	6,590	9,248

Other Income (Loss)
Realized gain (loss), net	(1,526)	(116)	(5,725)
Unrealized gain (loss), net	(6,003)	(42,318)	9,050
Gain (loss) on derivative instruments, net	515	175	26
Other, net	277	200	(28)
Other Income (Loss)	(6,737)	(42,059)	3,323

Expenses
Management fee to affiliate	1,502	1,490	1,477
Other operating expenses	1,306	428	392
General and administrative expenses:
Compensation expense	626	651	708
Professional fees	947	1,038	879
Other general and administrative expenses	747	984	1,062
Total general and administrative expenses	2,320	2,673	2,649
Total Expenses	5,128	4,591	4,518

Income (loss) before income taxes	(4,702)	(40,060)	8,053
Income tax provision (benefit)	(218)	101	98
Net income (loss)	(4,484)	(40,161)	7,955
Net (loss) income attributable to non-controlling interest	(271)	2	2
Net income (loss) attributable to common stockholders and participating securities	$(4,213)	$(40,163)	$7,953

Net income (loss) per Common Share – Basic	$(0.07)	$(0.66)	$0.13
Net income (loss) per Common Share – Diluted	$(0.07)	$(0.66)	$0.13

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Distributable Earnings
(in thousands—except share and per share data)
(Unaudited)

Distributable Earnings (formerly referred to as Core Earnings) is a non-GAAP financial measure that is used by us as a key metric to evaluate the effective yield of the portfolio. Distributable Earnings allows us to reflect the net investment income of our portfolio as adjusted to reflect the net interest rate swap interest expense.  Distributable Earnings allows us to isolate the interest expense associated with our interest rate swaps in order to monitor and project our borrowing costs and interest rate spread. It is one metric of several used in determining the appropriate distributions to our shareholders.

The table below reconciles Net Income to Distributable Earnings for the three months ended September 30, 2021, June 30, 2021 and March 31, 2021:

	Three months ended
(dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021
Net income (loss) attributable to common stockholders and participating securities	$(4,213)	$(40,163)	$7,953
Income tax provision (benefit)	(218)	101	98
Net income (loss) before income taxes	(4,431)	(40,062)	8,051

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	6,003	42,318	(9,050)
Realized (gain) loss on sale of investments	(51)	116	5,965
One-time transaction costs	681	104	(4)

Derivative Instruments:
Net realized (gain) loss on derivatives	(485)	(35)	—
Net unrealized (gain) loss on derivatives	105	(25)	17

Other:
Realized (gain) loss on extinguishment of convertible senior unsecured notes	1,577	—	(240)
Amortization of discount on convertible senior unsecured notes	228	239	245
Other non-cash adjustments	—	—	977
Non-cash stock-based compensation	165	106	182
Total adjustments	8,223	42,823	(1,908)
Distributable Earnings	$3,792	$2,761	$6,143
Basic and Diluted Distributable Earnings per Common Share and Participating Securities	$0.06	$0.05	$0.10
Basic weighted average common shares and participating securities	61,201,589	61,099,889	61,114,060
Diluted weighted average common shares and participating securities	61,201,589	61,099,889	61,114,060

Alternatively, our Distributable Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021
Net interest income	$7,163	$6,590	$9,248
Interest income from IOs and IIOs accounted for as derivatives	23	23	27
Net interest income from interest rate swaps	96	76	—
Adjusted net interest income	7,282	6,689	9,275
Total expenses	(5,128)	(4,591)	(4,518)
Non-cash stock-based compensation	165	106	182
One-time transaction costs	681	104	(4)
Amortization of discount on convertible unsecured senior notes	228	239	245
Interest income on cash balances and other income (loss), net	293	216	(12)
Income attributable to non-controlling interest	271	(2)	(2)
Distributable Earnings	$3,792	$2,761	$6,143

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

	September 30, 2021
	$ Amount	Per Share
GAAP Book Value at June 30, 2021	$215,893	$3.55
Equity portion of our convertible senior unsecured notes	1,992	0.03
Common dividend	(3,651)	(0.06)
	214,234	3.52
Portfolio Income (Loss)
Net Interest Margin	7,558	0.12
Realized gain (loss), net	(1,024)	(0.02)
Unrealized gain (loss), net	(6,109)	(0.09)
Net portfolio income (loss)	425	0.01

Operating expenses	(2,536)	(0.04)
General and administrative expenses, excluding equity based compensation	(2,155)	(0.04)
Provision for taxes	218	—
GAAP Book Value at September 30, 2021	$210,186	$3.45

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(2,065,610)	(33.95)
Deconsolidation VIEs liabilities	1,977,055	32.49
Interest in securities of VIEs owned, at fair value	73,390	1.21
Economic Book Value at September 30, 2021	$195,021	$3.20

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (CSMC USA, Arroyo 2019-2 and Arroyo 2020-1) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (CSMC USA, Arroyo 2019-2 and Arroyo 2020-1). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended September 30, 2021, June 30, 2021 and March 31, 2021:

	Three months ended
	September 30, 2021		June 30, 2021		March 31, 2021
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$32,978	5.17%	$34,605	5.15%	$36,769	5.22%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs(1)	(21,745)	(6.34)%	(22,277)	(6.17)%	(23,035)	(6.25)%
Net interest (received) paid - interest rate swaps	(96)	(0.02)%	(76)	(0.01)%	—	—%
Effective Cost of Funds	$11,137	3.77%	$12,252	3.94%	$13,734	4.10%
Weighted average borrowings	$1,170,965		$1,248,322		$1,358,620

(1)    Excludes third-party sponsored securitized debt interest expense.